UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2006

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 10, 2006, our Northshore mine received a Notice of Violation ("Notice") from the Environmental Protection Agency ("EPA"). The Notice cites four alleged violations: (1) that Northshore violated the Prevention of Significant Deterioration ("PSD") requirements of the Clean Air Act in the 1990 restart of Furnaces 11 and 12; (2) that Northshore mine violated the PSD Regulations in the 1995 restart of Furnace 6; (3) Title V operating permit violations for not including in the Title V permit all applicable requirements (including a compliance schedule for PSD and Best Available Control Technology ("BACT") requirements associated with the furnace restarts); and (4) failure to comply with calibration of monitoring equipment as required under Northshore’s Title V permit. The alleged violations relating to the restart of Furnaces 11 and 12 occurred prior to our acquisition of Northshore (formerly Cyprus Northshore Mining Company) in a share purchase in 1994. The Company is currently reviewing EPA's allegations, which date back more than a decade, and is scheduled to meet with EPA in March regarding this issue. Based on Northshore's review of facility permits and understanding to date, Northshore believes its Silver Bay facility has complied with all air permitting requirements including the use of best available control technology.

On February 15, 2006, the EPA published a news release disclosing the citing that has been given to Northshore mine. The news release is attached under Item 9.01 as exhibit 99(a)of this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99(a) Press Release dated February 15, 2006 by the EPA

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

February 15, 2006	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.(a)	Press release dated February 15, 2006 by the EPA